Exhibit 99.1

StoneCastle Financial Corp. Reports First Quarter 2014 Results

$56.3 Million Invested in First Quarter 2014

New York, NY – May 13, 2014 – StoneCastle Financial Corp. (NASDAQ:BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”) announced today it reported the following results for the first fiscal quarter ended March 31, 2014.

“We continue in our mission of seeking investment income and to a lesser extent capital appreciation for our investors. In the past six months, we have been steadily executing on our strategy of deploying capital raised in the initial public offering, as a preferred investor in what we believe to be the country’s healthiest community banks”, stated Joshua Siegel, StoneCastle Financial’s Chairman & Chief Executive Officer.  “As of March 31st, the Company had invested $69.9 million or 66% of the Company’s net assets.”

First Quarter 2014 Investment Highlights

•	Invested $56.3 million in 13 investments during the quarter ended March 31, 2014.

•	Received repayment of $12.9 million for 3 investments during the quarter ended March 31, 2014.

Financial Results

The Company’s net increase in net assets resulting from operations was $559,204 or $0.12 per share for the quarter ended March 31, 2014.

The net increase in net assets resulting from operations is comprised of net investment income and net realized and unrealized gains on investments. Net investment income includes $721,084 in revenues and $715,158 of expenses, resulting in net income of $5,926. Net realized and unrealized gains on investments totaled $553,278. These gains were comprised of $116,954 in realized gains and $436,324 in net unrealized appreciation, resulting in a gain of $0.12 per share.

The Company paid a quarterly dividend of $0.50 per share on April 1, 2014 to shareholders of record at the close of business on March 17, 2014.

At March 31, 2014, the Company had Net Assets of $106.6 million, and the Company’s Net Asset Value was $22.69 per share.

Portfolio and Investment Summary

At March 31, 2014, the Company had Total Assets of $125.6 million, consisting of investments with a fair value of $69.9 million (“Invested Portfolio”) and cash, other assets and money market fund investments with a value of $55.7 million. Total Assets includes investments, other assets and any proceeds from borrowings used to make a portfolio investment.

During the quarter ended March 31, 2014, the Company completed 13 investments aggregating $56.3 million, and received repayment from mandatory calls on 3 investments aggregating $12.9 million.

Investment highlights in the first quarter included:

•	$15.7 million investment in fixed-rate mezzanine notes issued by Preferred Term Securities, Ltd.

•	$13.9 million investment in fixed-rate cumulative perpetual preferred stock issued by BNCCORP, Inc.

•	$6.5 million investment in fixed-rate cumulative perpetual preferred stock issued by Chicago Shore Corp.

A full listing of investments as of the end of the quarter can be found in the Company’s N-Q filed with the SEC.

At March 31, 2014, the Invested Portfolio, which comprised of 66% of Net Assets, was generating an estimated yield of 8.3%. This yield does not reflect the 34% of Net Assets held in cash and cash equivalents which had a nominal yield.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 13, 2014 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 27, 2014. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13579705. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial

StoneCastle Financial is an investment company established to serve as an investor in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. With the experience and knowledge gained from its senior management team, StoneCastle Financial was formed to provide investors with exposure to community banks. StoneCastle Financial is focused on investing its capital in long-term, passive, non-control investments and is proud to expand access to capital for publicly traded and privately-held community banking institutions across the country. StoneCastle Financial is managed by StoneCastle Asset Management LLC. StoneCastle Financial’s investment objective is to provide current income, and to a lesser extent capital appreciation, through preferred equity, subordinated debt and common equity investments primarily in U.S. domiciled community banks. StoneCastle Financial is an SEC registered non-diversified closed-end investment company listed on the NASDAQ Global Select Market under the symbol “BANX”. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment risks. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully the StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Investment return and market value of an investment in the Company will fluctuate. Shares, when sold, may be worth more or less than their original cost. Learn more at www.stonecastle-financial.com.

Forward-Looking Statements

This report contains statements that are not historical facts but are forward-looking statements based on current management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Actual future results may differ significantly from those stated in any forward-looking statement, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and purchases of shares of common stock, the continuation of investment advisory, administrative and service contracts, and other risks discussed from time to time in StoneCastle Financial’s filings with the SEC.

The Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT:

Investor Contact:

Stephen Swett, ICR

347-887-0399

Media Contact:

Brian Ruby, ICR

203-682-8268

brian.ruby@icrinc.com

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities
(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Long-Term investments, at fair value	$69,932,562	$26,590,879
Cash and cash equivalents	55,388,812	82,578,183
Interest receivable, including accrued interest	278,636	59,861
Receivable from investments redeemed	—	1,047,746
Total assets	125,600,010	110,276,669

LIABILITIES
Promissory Note payable	15,000,000	—
Payable for offering costs	90	191,659
Securities purchased not settled	1,012,250	—
Dividend payable	2,348,082	1,314,893
Investment advisory fee payable	292,798	81,261
Directors’ fees payable	39,686	31,158
Administrator expense payable	109,373	50,476
Accrued expenses	246,222	269,121
Total liabilities	19,048,501	1,938,568
NET ASSETS	$106,551,509	$108,338,101

NET ASSETS consist of:
Par value ($0.001 per share)	4,696	4,696
Paid in capital	110,146,147	110,020,998
Distributions in excess of net investment income	(3,662,959)	(1,314,893)
Net unrealized appreciation on investments	63,624	(372,700)
Total Net Assets	$106,551,509	$108,338,101

Common Stock Outstanding	4,696,131	4,696,048

Net asset value per common share	$22.69	$23.07
Market price per share	$24.58	$24.56
Market price premium to net asset value per share	7.69%	6.07%

STONECASTLE FINANCIAL CORP.

Statement of Operations
(unaudited)

	For the Three Months Ended March 31, 2014	Period Ended December 31, 2013*
INVESTMENT INCOME
Dividend income	$259,882	$2,906
Interest income	461,202	3,376
Total Investment Income	721,084	6,282

EXPENSES
Investment advisory fees	292,798	81,261
ABA marketing and licensing fees	123,288	83,333
Directors’ fees	47,999	31,158
Administrator fees	92,703	50,476
Audit fees	11,712	47,500
Professional fees	21,192	32,094
Transfer agent and custodian fees	18,000	13,398
Miscellaneous fees	107,466	92,796
Total expenses	715,158	432,016
Net Investment Income (Loss)	5,926	(425,734)
Net Realized and Unrealized Gain (Loss)
Net realized gain on investments	116,954	136,541
Net change in unrealized appreciation (depreciation) on investments	436,324	(372,700)
Net realized and unrealized gain (loss) on investments	553,278	(236,159)
Net Increase (Decrease) in Net Assets Resulting From Operations	$559,204	$(661,893)

* Commencement date November 13, 2013.

STONECASTLE FINANCIAL CORP.

Financial Highlights

(unaudited)

	For the Three Months Ended March 31, 2014	Period Ended December 31, 2013(1)
PER SHARE OPERATING PERFORMANCE:

Net Asset Value, beginning of period	$23.07	$23.49 (2)
Net investment income (loss)	—	(0.09)
Net realized and unrealized gain (loss) on investments	0.12	(0.05)
Total from investment operations	0.12	(0.14)

Distributions to shareholders in excess of net investment income	(0.50)	(0.28)
Net Asset Value, end of period	$22.69	$23.07

Net Assets, end of period	$106,551,509	$108,338,101

Market value, end of period	$24.58	$24.56
Total investment return based on market value (3)	2.11%	-0.62%

RATIOS TO AVERAGE NET ASSETS AVAILABLE TO COMMON STOCK SHAREHOLDERS: (4)

Ratio of operating expenses	2.70%	3.04%
Ratio of net investment income	0.02%	-3.00%

SUPPLEMENTAL DATA:

Portfolio turnover rate (5)	27%	81%

(1)	Commencement date November 13, 2013
(2)	Net asset value at beginning of period reflects a deduction of $1.51 per share of sales load and offering expenses from the initial public offering price of $25 per share.
(3)	Assumes the return for a shareholder from January 1, 2014 including $0.50 dividend participating in the Dividend Reinvestment Program. Not Annualized.
(4)	Annualized
(5)	Not annualized